Exhibit 3.3

SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 12:00 PM 12/03/2002 020740455 — 3596873
CERTIFICATE OF FORMATION
OF
ASPEN ACQUISITION LLC
Under Section 18-201 of the Delaware
Limited Liability Company Act
     This Certificate of Formation of Aspen Acquisition LLC (the “Company”), dated as of December 3, 2002 is being duly executed and filed by Patrick de Carbuccia, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. Section 18-101, et seq.)
     FIRST: The name of the limited liability company formed hereby is Aspen Acquisition LLC.
     SECOND: The address of the Company’s registered office in the State of Delaware is c/o the Corporation Service Company, 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, Delaware 19808.
     THIRD: The name of the Company’s registered agent for service of process at that address is the Corporation Service Company, 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, Delaware 19808.
     FOURTH: This Certificate of Formation shall be effective on the date it is filed with the Secretary of the State of Delaware.
     IN WITNESS WHEREOF, I have subscribed this certificate and do hereby affirm the foregoing as true under the penalties of perjury, this 3rd day of December, 2002.

/s/ Patrick de Carbuccia
Patrick de Carbuccia
Sole Organizer

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF FORMATION
OF
ASPEN ACQUISITION LLC
Under Section 18-201 of the Delaware
Limited Liability Company Act
********
          It is hereby certified that:
          1. The name of the limited liability company (hereinafter called the “limited liability company”) is Aspen Acquisition LLC.
          2. The certificate of formation of the limited liability company, filed with the Secretary of State of the State of Delaware on December 3, 2002, is hereby amended by striking out Article I thereof and by substituting in lieu of said Article I the following new Article:
“ARTICLE I
          The name of the limited liability company formed hereby is “Aspen Healthcare Metrics LLC”.”
          The effective time of the amendment herein shall be April 3, 2003.
Executed on April 3, 2003

MEDASSETS, INC., as Sole Member
/s/ Jonathan H. Glenn
Jonathan H. Glenn
Executive Vice President

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 02:00 PM 04/03/2003 030222058 — 3596873

State of Delaware Secretary of State Division of Corporations Delivered 04:32 PM 08/21/2006 FILED 12:57 PM 08/21/2006 SRV 060778325 — 3596873 FILE
STATE OF DELAWARE
CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company: Aspen Healthcare Metrics LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:_____________________________________

2.  The Address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The Registered Agent of the limited liability company will be The Corporation Trust Company.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 18 day of August, A.D. 2006.

By:	/s/ Jennifer Aultman
Authorized Person(s)
Name: Jennifer Aultman, Attorney-in-Fact, acting on behalf of Jonathan Glenn, V-P of MedAesets, Inc., sole member

State of Delaware Secretary of State Division of Corporations Delivered 12:13 PM 03/18/2009 FILED 11:17 AM 03/18/2009 SRV 090277819 — 3596873 FILE
Certificate of Amendment to Certificate of Formation
of
ASPEN HEALTHCARE METRICS LLC
It is hereby certified that:
          1. The name of the limited liability company (hereinafter called the “limited liability company”) is:
ASPEN HEALTHCARE METRICS LLC
          2. The certificate of formation of the limited liability company is hereby amended by striking out the statement relating to the limited liability company’s registered agent and registered office and by substituting in lieu thereof the following new statement:
“The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.”
Executed on March 18, 2009.

/s/ Jonathan H. Glenn
Name:	Jonathan H. Glenn
Title:	Authorized Person